EXHIBIT 32.2
SECTION 1350 CERTIFICATION
In connection with the Annual Report of Columbia Sportswear Company (the “Company") on Form 10-K for the period ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the "Form 10-K"), I, Thomas B. Cusick, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Form 10-K fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 as of, and for, the periods presented in the Form 10-K; and

(2)	The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of the operation of the Company.
Dated: February 27, 2014

/s/ THOMAS B. CUSICK
Thomas B. Cusick
Senior Vice President of Finance and Chief Financial Officer
(Principal Financial and Accounting Officer)